Exhibit 10.6

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) made and entered into as of the 18th day of December, 2015 among by and among: (i) Meridian Land Company, LLC, a Georgia limited liability company (“Buyer” or “Purchaser”) (ii) Eagle Ridge Landfill, LLC, an Ohio limited liability company (“Seller”) and, solely with respect to new Section 8.5 of the Agreement (as defined hereinbelow), (iii) Meridian Waste Solutions, Inc. a New York corporation and Buyer’s parent company (“Buyer Parent”), and (iv) WCA Waste Corporation, a Delaware corporation and Seller’s top-tier parent company (“WCA Waste”).

BACKGROUND

WHEREAS, the Seller and Buyer entered into an Asset Purchase Agreement (the "Agreement"), on the 13th day of November, 2015 for the purchase and sale of substantially all the assets of Seller as more particularly described in the Agreement; and

WHEREAS, the parties are now desirous of amending the Agreement to extend the closing date; and

NOW THEREFORE, for and in consideration of Ten and 00/100ths Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Section 2.5 of the Agreement shall be deleted in its entirety, and a new Section 2.5 shall be inserted in its place which shall read as follows:

“2.5           Closing; Effective Time. Unless the parties otherwise agree in writing, the parties agree the Contemplated Transactions shall be consummated and closed on or before December 22, 2015 (the “Closing Date”).  The Contemplated Transactions and the transfer of title to and ownership of the Assets and the Property and the assumption of the Buyer Assumed Liabilities shall be effective as of 12:01 a.m. on the next business day following the Closing Date.  On or before the Closing Date, any document necessary to either affect any of the Contemplated Transactions or consummate this Agreement, and not already in the possession of Buyer, shall be, or have been, sent via facsimile or via electronic mail, in PDF format, to Counsel for Buyer at the Offices of Richard J. Dreger, Attorney at Law, P.C., 11660 Alpharetta Highway, Building 700, Suite 730, Roswell, Georgia, 30076, (678) 566-6938 (Fax), Rick@rdregerlaw.com, with original executed copies to be sent via overnight courier to the same.”

2.  The Agreement is hereby amended to (i) add new Section 8.5 to the terms, conditions and provisions of the Agreement and (ii) have Buyer Parent and WCA Waste join in and be bound by the provisions of Section 8.5 of the Agreement.

Section 8.5 of the Agreement shall read as follows:

“8.5           Closing Assurance Fee.  If the Contemplated Transactions are not consummated by Buyer for any reason other than a breach or default of Seller that is not cured or waived as of the Closing Date or the Closing Date occurs later than December 22, 2015, Buyer Parent shall and hereby agrees to issue (the “Closing Assurance Fee”) to WCA Waste One Hundred Thousand (100,000) authorized, unrestricted, and non-assessable shares of common stock, par value $0.25 per share, of Buyer Parent.  If the Closing Assurance Fee is required to be paid in accordance with this Section 8.5, Buyer Parent agrees to cause its registrar and transfer agent to issue the original stock certificate evidencing payment of the Closing Assurance Fee to WCA Waste no later than December 28, 2015.  The parties acknowledge and agree that the Closing Assurance Fee is an inducement and represents additional and separate consideration from the Purchase Price for Seller’s agreement to extend the Closing Date to December 22, 2015, and that without the agreement of Buyer Parent relating to the Closing Assurance Fee, Seller would not enter into this Amendment.  For purposes of this Section 8.5, Buyer and Buyer Parent hereby acknowledge and agree that Seller’s failure to deliver the consent of the City of Bowling Green, Missouri (the “Bowling Green Consent”) relating to the assignment of that certain Solid Waste Franchise Agreement dated October 1, 2015, between Waste Corporation of Missouri, Inc. and Bowling Green by the Closing Date shall not constitute a breach or default by Buyer; provided, however, the Closing Assurance Fee shall not be due and payable unless and until the Bowling Green Consent has been obtained and delivered to Buyer by Seller.

3.           Except as amended hereby, the Agreement shall remain in full force and effect.

This AMENDMENT may be executed in several counterparts each which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT to be executed under seal as of the day and year first above written.

“BUYER”
MERIDIAN LAND COMPANY, LLC,
a Missouri limited liability company

By:	/s/ Jeffrey S. Cosman
Jeffrey S. Cosman, Manager

“BUYER PARENT”
MERIDIAN WASTE SOLUTIONS, INC.,
a New York corporation

By:	/s/ Jeffrey S. Cosman
Jeffrey S. Cosman, Chief Executive Officer

                                                                      “SELLER”
EAGLE RIDGE LANDFILL, LLC,
an Ohio limited liability company

By:	Waste Corporation of Missouri, Inc.,
a Delaware corporation, its sole member

By:	/s/ Michael A. Roy
Michael A. Roy, Vice President

“WCA WASTE”
WCA WASTE CORPORATION
a Delaware corporation

By:	/s/ Michael A. Roy
Michael A. Roy
Senior Vice President – General Counsel